CREDIT AGREEMENT

                            Dated as of May 13, 1996,

                                      among

              THE INDIVIDUALS LISTED ON THE SIGNATURE PAGES HERETO,
                                  as Borrowers,

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,

                                       and

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                             as Administrative Agent








\25605\113\10DIRCON.012

The following Table of Contents has been inserted for convenience only and does not constitute a part of this Agreement.


                                TABLE OF CONTENTS

                                                                                                               PAGE

SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS....................................................................
         1.1  Certain Defined Terms.............................................................................
         1.2  Other Definitional Provisions.....................................................................
         1.3  Accounting and Financial Determinations...........................................................

SECTION 2.  THE COMMITMENTS AND THE LOANS.......................................................................
         2.1  Commitment........................................................................................
         2.2  Procedure for Borrowings..........................................................................
         2.3  Funding Reliance for Borrowings...................................................................
         2.4  Repayment of Loans................................................................................
         2.5  Loan Accounts; Record Keeping.....................................................................

SECTION 3.  INTEREST............................................................................................
         3.1  Interest Rates....................................................................................
         3.2  Default Interest Rate.............................................................................
         3.3  Interest Payment Dates............................................................................
         3.4  Computation of Interest...........................................................................

SECTION 4.  PAYMENTS AND PREPAYMENTS............................................................................
         4.1  Voluntary Termination or Reduction of Commitments..................................................
         4.2  Optional Prepayments..............................................................................
         4.3  Payments by the Borrowers.........................................................................
         4.4  Application of Prepayments........................................................................
         4.5  Sharing of Payments...............................................................................
         4.6  Setoff............................................................................................
         4.7  Net Payments......................................................................................

SECTION 5.  CHANGES IN CIRCUMSTANCES............................................................................
         5.1  Increased Costs...................................................................................
         5.2  Change in Rate of Return..........................................................................
         5.3  Discretion of Banks as to Manner of Funding.......................................................
         5.4  Replacement of Banks..............................................................................
         5.5  Conclusiveness of Statements; Survival of
                  Provisions....................................................................................

SECTION 6.  COLLATERAL AND OTHER SECURITY.......................................................................
         6.1  Collateral Documents..............................................................................
         6.2  Application of Proceeds from Collateral...........................................................
         6.3  Further Assurances................................................................................





\25605\113\10DIRCON.012
                                       -i-


\25605\113\10DIRCON.012





SECTION 7.  REPRESENTATIONS AND WARRANTIES OF BORROWERS.........................................................
         7.1  No Conflict.......................................................................................
         7.3  Financial Statements..............................................................................
         7.4  Material Adverse Change...........................................................................
         7.5  Litigation and Contingent Obligations.............................................................
         7.6  Liens.............................................................................................
         7.7  Taxes.............................................................................................
         7.8  Accuracy of Information...........................................................................
         7.9  Proceeds..........................................................................................
         7.10  Securities Laws..................................................................................
         7.11  Solvency.........................................................................................
         7.12  No Default.......................................................................................
         7.13  Margin Regulations...............................................................................
SECTION 8.  COVENANTS OF BORROWERS..............................................................................
         8.1  Reports, Certificates and Other Information.......................................................
         8.2  Taxes and Liabilities.............................................................................
         8.3  Compliance with Laws..............................................................................

SECTION 9. CONDITIONS AND EFFECTIVENESS OF THIS AGREEMENT.......................................................
         9.1  Initial Loans.....................................................................................
         9.2  All Loans.........................................................................................

SECTION 10.  EVENTS OF DEFAULT AND THEIR EFFECT.................................................................
         10.1  Events of Default................................................................................
         10.2  Effect of Event of Default.......................................................................

SECTION 11.  THE AGENT..........................................................................................
         11.1  Authorization and Action.........................................................................
         11.2  Liability of the Administrative Agent............................................................
         11.3  Administrative Agent and Affiliates..............................................................
         11.4  Bank Credit Decision.............................................................................
         11.5  Indemnification..................................................................................
         11.6  Successor Agent..................................................................................

SECTION 12.  ASSIGNMENTS AND PARTICIPATIONS.....................................................................
         12.1  Assignments......................................................................................
         12.2  Participations...................................................................................
         12.3  Disclosure of Information........................................................................
         12.4  Foreign Transferees..............................................................................

SECTION 13.  MISCELLANEOUS......................................................................................
         13.1  Waivers and Amendments...........................................................................
         13.2  Failure to Consent...............................................................................
         13.3  Notices..........................................................................................
         13.4  Indemnity........................................................................................
         13.5  Subsidiary References............................................................................
         13.6  Captions.........................................................................................
         13.7  GOVERNING LAW....................................................................................



\25605\113\10DIRCON.012
                                      -ii-


\25605\113\10DIRCON.012





         13.8  Counterparts.....................................................................................
         13.9  SUBMISSION TO JURISDICTION; WAIVER OF VENUE......................................................
         13.10  Successors and Assigns..........................................................................
         13.11  WAIVER OF JURY TRIAL............................................................................



                             SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 2.1               Banks and Percentages
SCHEDULE 2.2               Borrower Loan Percentage


EXHIBITS

EXHIBIT A                  Form of Note
EXHIBIT B                  Form of Notice of Borrowing
EXHIBIT C                  Form of Pledge Agreement
EXHIBIT D                  Form of Guaranty
EXHIBIT E-1                Form of Opinion of Lawrence W. Inlow, general
                           counsel to the Guarantor and its Subsidiaries
                           (including BLHC)
EXHIBIT E-2                Form of Opinion of Baker & Daniels, outside
                           counsel to the Guarantor and its Subsidiaries
                           (including BLHC)
EXHIBIT F                  Form of Confidentiality Letter
EXHIBIT G                  Form of Assignment Agreement

                                CREDIT AGREEMENT

         THIS CREDIT  AGREEMENT is entered  into as of May 13,  1996,  among the individuals listed as borrowers on the signature pages hereto (herein, collectively called the "Borrowers" and each individually, a "Borrower"), the several financial institutions from time to time party to this Agreement (herein, together with any Eligible Assignees thereof, collectively called the "Banks" and each individually, a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as administrative agent for the Banks (herein in such capacity, together with any successors thereto in such capacity, called the "Administrative Agent").

                                   Background

         WHEREAS, each of the Borrowers desires that the Banks make available to the Borrowers, severally but not jointly, loans not to exceed an aggregate principal amount of $80,000,000 for all Borrowers on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the proceeds of the loans to be made under this Agreement shall be used by the Borrowers solely (a) to purchase common stock, par value $.01 per share, of the Guarantor (as hereinafter defined) and/or (b) to purchase up to $40,000,000 stated value of PRIDES (as hereinafter defined);

         WHEREAS, the Banks are willing, on the terms and conditions hereinafter set forth, to make the loans to the Borrowers;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                   SECTION 1. DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Addendum and Affirmation Agreement" shall have the meaning provided in the Guaranty.

         "Additional Secured Borrower Obligations" and "Additional Secured Borrower Indebtedness" - see Section 8.14 of the Guaranty and Section 1 of the Revolving Credit Agreement.



\25605\113\10DIRCON.012

         "Administrative Agent" - see Preamble.

         "Administrative Agent's Office" shall mean 231 South LaSalle Street, Chicago, Illinois 60697, or such other address designated by the Administrative Agent (or any successor agent) to the Borrowers and the Banks from time to time.

         "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, owns, holds, controls, is controlled by or is under common control with such Person (including all beneficial control as a trustee, guardian or other fiduciary). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, membership interests, by contract or otherwise.

         "Agreement" shall mean this Credit Agreement, as amended or modified.

         "Assignment Agreement" - see Section 12.1.

         "Banks" or "Bank" - see Preamble.

         "Bank Default" shall mean (a) the refusal (which has not been retracted) of a Bank to make available its Percentage of any Loans when required hereunder or (b) a Bank having notified the Administrative Agent and/or the Guarantor (on behalf of any Borrower) that it does not intend to comply with its obligations under Section 2.1 to the extent required thereunder.

         "Base Rate" shall mean, for any day, the higher of (a) 0.50% per annum above the latest Federal Funds Effective Rate and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the date specified in the public announcement of such change.

         "Base Rate Margin" - see Section 3.1.

         "BofA" - see Preamble.

         "Borrower" or "Borrowers" - see Preamble.

         "Borrower Collateral" shall mean, as to any Borrower, any Collateral furnished by such Borrower under Section 6.1(a).

         "Borrower Collateral Percentage" shall mean, as to any Borrower, the Collateral Percentage (as defined in the Revolving Credit Agreement) applicable to the Additional Secured Borrower Indebtedness, multiplied by a fraction, the numerator of which is equal to the principal amount of the Loans to such Borrower then outstanding hereunder and the denominator of which is equal to the aggregate principal amount of the Loans to all Borrowers then outstanding hereunder.

         "Borrowing" shall mean a borrowing hereunder consisting of Loans made to the Borrowers or any Borrower on the same day by the Banks under Section 2.

         "Borrowing  Date" shall mean any date on which a Borrowing occurs under
Section 2.

         "Borrowing Termination Date" shall mean the earlier of (a) December 31, 1996 or (b) the Termination Date.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, New York City or San Francisco are authorized or required by law to close .

         "Charges" - see Section 4.7.

         "Closing Date" shall mean the date on which all conditions precedent set forth in Section 9 are satisfied or waived by all Banks or, with respect to any payment to be made hereunder, waived by the Person entitled to receive such payment.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, or, as the context requires, applicable provisions of prior laws.

         "Collateral" shall mean all of the collateral security described or provided for in Section 6 together with all property and/or rights on or in which a Lien is now or hereafter granted by any Person to the Administrative Agent (or to any agent, trustee or other party acting on behalf of the Administrative Agent) for the benefit of the Banks, pursuant to the Pledge Agreement, the Guaranty, the Addendum and Affirmation Agreement and any other instruments or documents provided for herein or therein or delivered hereunder or thereunder or in connection herewith or therewith.



\25605\113\10DIRCON.012
                                                      -3-


\25605\113\10DIRCON.012

         "Collateral Ratio" shall mean, as to any Borrower, the ratio of (a) the sum of

                  (i) the current market value of the common stock and/or PRIDES of the Guarantor pledged by such Borrower to the Administrative Agent, for the benefit of the Banks, under the Pledge Agreement, plus

                  (ii) the Borrower Collateral Percentage of the current market value of the common stock of BLHC pledged under the Restated New CIHC Shared Pledge Agreement, plus

                  (iii) the Borrower Collateral Percentage of the good faith loan value of the Guaranty Collateral (other than BLHC stock) to

(b) the aggregate principal amount of the Loans of such Borrower then outstanding. To evidence compliance with such ratio, upon the request of the Administrative Agent or the Required Banks, the Borrowers shall cause the Guarantor (on behalf of the Borrowers) to provide to the Administrative Agent, for the benefit of the Banks, a computation of such ratio certified by its chief financial officer or a vice president with responsibility for or knowledge of financial matters of the Guarantor; provided, that with respect to the amount in clause (iii), such amount shall be determined by the Administrative Agent (with the concurrence of the Required Banks), and, upon such concurrence, provided to the Guarantor by the Administrative Agent.

         "Commitments" - see Section 2.1.

         "Contingent Obligation" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's liability with respect to any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability outstanding thereunder.




\25605\113\10DIRCON.012
                                                      -4-


\25605\113\10DIRCON.012

         "Default" shall mean any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Defaulting Bank(s)" shall mean any Bank(s) with respect to which a Bank Default is in effect.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Effective Date" - see preamble.

         "Eligible Assignee" shall mean any bank, pension fund, mutual fund, investment fund or other financial institution (other than an insurance company or any Affiliate of an insurance company except those to which the Borrowers consent).

         "Event of Default" - see Section 10.1.

         "Federal Funds Effective Rate" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         "FRB" shall mean the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.




\25605\113\10DIRCON.012
                                                      -5-


\25605\113\10DIRCON.012

         "Guarantor" shall mean Conseco, Inc., an Indiana corporation.

         "Guaranty" - see Section 6.1(b)

         "Guaranty Collateral" shall mean any Collateral furnished by the Guarantor and/or its Subsidiaries pursuant to Article IV of the Guaranty.

         "IBOR" shall mean, as to any Borrower, the rate of interest per annum (computed for the actual number of days elapsed on the basis of a 360-day year) determined by the Administrative Agent as the rate at which dollar deposits in the approximate amount of the Loans of such Borrower for an interest period of one month would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 A.M. (New York City time) two (2) Business Days prior to the commencement of such interest period.

         "Indebtedness" shall mean, with respect to any Person at any date, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) all Hedging Obligations of such Person; (f) all obligations of such Person to pay the deferred purchase price of property or services which are included as liabilities in accordance with GAAP, and Indebtedness secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements); (g) any Indebtedness of a partnership in which such Person is a general partner; and (h) all Contingent Obligations of such Person in connection with the foregoing.

         "Indemnified Parties" - see Section 13.4.

         "Interest Payment Date" shall mean the last Business Day of each calendar quarter.

         "Lending Office" shall mean, with respect to any Bank, any office designated by such Bank in its sole discretion beneath its signature hereto (or in an Assignment Agreement) or otherwise from time to time by written notice to the Borrowers and the Administrative Agent, as a Lending Office for purposes hereunder.



\25605\113\10DIRCON.012
                                                      -6-


\25605\113\10DIRCON.012

A Bank may designate separate Lending Offices for the purposes of making and maintaining Loans.

         "Liabilities" shall mean, as to any Borrower, all obligations of such Borrower to the Banks or the Administrative Agent, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement, the Notes or the other Loan Documents.

         "Litigation" shall mean any litigation (including, without limitation, any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation pending or threatened against or involving any Borrower, or the Guarantor or any of its Subsidiaries (including BLHC) or any of its or their businesses or operations.

         "Loan(s)" see Section 2.1.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Guaranty, the Pledge Agreement, the Addendum and Affirmation Agreement and any and all other documents or instruments furnished or required to be furnished in connection with any of the foregoing, as the same may be amended or modified in accordance with this Agreement.

         "Material Adverse Change" or "Material Adverse Effect" shall mean any change, event, action, condition or effect which individually or in the aggregate (a) impairs the validity or enforceability of this Agreement or any other Loan Document, or (b) materially and adversely affects the consolidated business, operations, financial prospects or condition of the Guarantor and its Subsidiaries taken as a whole, or (c) materially impairs the ability of any Borrower, Guarantor, New CIHC, MDSCG, BNL, CCM or CMCI to perform its obligations under this Agreement or any of the other Loan Documents to which he, she or it is a party, or (d) materially adversely affects the perfection or priority of any Lien granted under any of the Loan Documents.

         "Material Litigation" or "Material Litigation Development" shall mean any Litigation, or development in any Litigation, as the case may be, (a) which seeks to enjoin, prohibit, discontinue or otherwise impacts the validity or enforceability of this Agreement or any of the other Loan Documents or other transactions contemplated hereby or thereby, or (b) which could be reasonably expected to have a Material Adverse Effect.

         "Minimum Interest Rate" shall mean, as to any Borrower, (a) if the aggregate principal amount of Loans outstanding to such Borrower exceeds $1,000,000, IBOR plus 1.00% per annum, and (b) if the aggregate principal amount of Loans outstanding to such Borrower is less than or equal to $1,000,000, IBOR plus 1.25% per annum. Such Minimum Interest Rate shall be calculated each calendar quarter using the average IBOR over such quarterly period (based on IBOR for each day during such quarterly period).

         "Nonconsenting Bank" - see Section 13.2.

         "Note" shall mean a promissory note, substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith, evidencing the aggregate Commitments of the Banks, or any promissory note or promissory notes issued in substitution or replacement therefor.

         "Notice of Borrowing" shall mean a notice in substantially the form of Exhibit B.

         "Percentage" shall mean, relative to any Bank, the percentage set forth opposite such Bank's name on Schedule 2.1 (or set forth in an Assignment Agreement), as such Percentage may be adjusted from time to time pursuant to Assignment Agreement(s) executed by such Bank and its Eligible Assignee and delivered pursuant to Section 12.1.

         "Pledge Agreement - see Section 6.1(a).

         "Regulation "D," "G" and "U" shall mean Regulation D, Regulation G and Regulation U, respectively, or any successor regulation thereto, promulgated by the FRB as from time to time in effect.

         "Replaced Bank" - see Section 5.4.

         "Replacement Bank" - see Section 5.4.

         "Required Banks" shall mean Banks (other than a Defaulting Bank) having at least 51% of the Commitments (excluding the Commitment of any Defaulting
Bank) or, if the Commitments have terminated or expired, 51% of the aggregate principal amount of the Loans outstanding at such time (excluding the Loans of any Defaulting Bank).

         "Responsible Officer" shall mean, in the case of any Person, any of the following officers of such Person: the chief executive officer; the president; the chief financial officer; the chief operating officer; the chief investment officer; the general counsel; the secretary; the treasurer or any vice president. If any of the titles of the preceding officers of such corporate Person are changed after the date hereof, the term "Responsible Officer" shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

         "Revolving Credit Agent" shall mean the Administrative Agent (as defined in the Revolving Credit Agreement).

         "Revolving Credit Agreement" shall mean that certain Credit Agreement, dated as of August 31, 1995, as amended and restated as of April 12, 1996 (as the same may be further amended or modified, the "Credit Agreement"), among the Guarantor, the Revolving Credit Banks, The Chase Manhattan Bank, N.A. and First Union National Bank of North Carolina, as Documentation Agents for the Revolving Credit Banks, The Bank of New York, The Bank of Tokyo Trust Company, Credit Lyonnais Cayman Island Branch, Deutsche Bank AG, New York Branch, Dresdner Bank AG, New York Branch and/or Cayman Island Branch, ING Capital Corporation, The Long-Term Credit Bank of Japan, Ltd., Chicago Branch, NationsBank, N.A. (South), Fleet National Bank and Societe Generale, as Managing Agents for the Revolving Credit Banks, and BofA, as administrative agent for the Revolving Credit Banks, as amended or modified in accordance with the terms of this Agreement and the Guaranty.

         "Revolving Credit Bank(s)" shall mean the Bank(s) (as defined in the Revolving Credit Agreement).

         "Revolving Credit Loan Documents" shall mean the Loan
Documents (as defined in the Revolving Credit Agreement) .

         "Solvent", as to any Person on a particular date, shall mean that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Obligations, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, Contingent Obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that such Person will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. For the purposes of this definition, in computing the amount of any Contingent Obligation at any time, it is intended that such Contingent Obligation will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Substitute Bank" - see Section 13.2.

         "Termination Date" shall mean, as to any Borrower, the earlier of (a) May 13, 2000, or (b) the date of termination in whole of the Commitments pursuant to Section 4.1, 4.2 or 10.2.

         "Transferee" - see Section 12.3.

         "UCC" shall mean the Uniform Commercial Code or comparable statute or any successor statutes thereto, as in effect from time to time in the relevant jurisdiction.

         SECTION 1.2  Other Definitional Provisions.

                  (a) Capitalized terms used but not otherwise defined herein are used herein as defined in the Revolving Credit Agreement; provided that such definitions shall survive any termination of the Revolving Credit Agreement.

                  (b)  All  terms  defined  in this  Agreement  shall  have  the above-defined meanings when used in any Loan Document, or any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require.

                  (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (d) The words "amended or modified" when used in any Loan Document shall mean with respect to such Loan Document as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed.

                  (e) In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

         SECTION 1.3 Accounting and Financial Determinations. For purposes of this Agreement, unless otherwise specified or the context otherwise requires, all accounting terms used in any Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.


                    SECTION 2. THE COMMITMENTS AND THE LOANS

         Subject to the terms and conditions of this Agreement and relying on the representations and warranties herein set forth:

         SECTION 2.1 Commitment. Each of the Banks, severally and for itself alone, agrees, on the terms and conditions set forth herein, to make a term loan (herein collectively called the "Loans" and individually called a "Loan") to the Borrowers in the amounts set forth on Schedule 2.2 from the Effective Date until the Borrowing Termination Date in such Bank's Percentage of the aggregate amount of such Loans as the Borrowers may request from all Banks. The aggregate principal amount of Loans which any Bank shall be committed to have outstanding to the Borrowers shall not at any one time exceed the amount set opposite such Bank's name on Schedule 2.1 and the aggregate principal amount of the Loans which all Banks shall be committed to have outstanding hereunder to the Borrowers shall not at any one time exceed $80,000,000 (or such reduced amount as may be fixed pursuant to Sections 4.1, 4.2 and 10.2). The Loans to any Borrower shall be disbursed in accordance with Section 2.2 and once repaid may not thereafter be reborrowed. The foregoing commitment of each Bank is herein called its "Commitment" and for all Banks the "Commitments."

         SECTION 2.2 Procedure for Borrowings.

                  (a) Each Borrowing shall be made to each Borrower upon irrevocable written notice (or by telephone promptly confirmed in writing) of the Guarantor (on behalf of such Borrower) delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 A.M. (Chicago time) on the requested Borrowing Date) specifying:

                                    (i)  the  amount  of such  Borrowing,  which
                  shall be in an aggregate minimum amount of $1,000,000 for all Borrowers requesting that a Borrowing be made pursuant to such Notice of Borrowing or any integral multiple of $100,000 in excess thereof; provided that the Borrowers, collectively, shall not be entitled to make more than thirty (30) Borrowings hereunder in the aggregate; and

                                    (ii) the  requested  Borrowing  Date,  which
                  shall be a Business Day and the same Business Day for each Borrower to which such Notice of Borrowing relates.

                  (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Percentage of the related Borrowing(s).

                  (c) Each Bank will make the amount of its Percentage of each Borrowing available to the Administrative Agent for the account of each Borrower requesting a Loan at the Administrative Agent's Office by 1:00 P.M. (Chicago time) on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to such Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by such Borrower of like funds as received by the Administrative Agent.

         SECTION 2.3 Funding Reliance for Borrowings. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Bank by 11:30 A.M. (Chicago time) on the relevant Borrowing Date that such Bank will not make available the amount which would constitute its Percentage of the related Borrowing(s), the Administrative Agent may assume, subject to the satisfactory fulfillment by the Borrower requesting such Borrowing of the conditions precedent set forth in Section 9, that such Bank shall make such amount available to the Administrative Agent and, in reliance upon such assumption the Administrative Agent may (but shall not be required to) make available to such Borrower a corresponding amount. If and to the extent that such Bank shall not make such amount available to the Administrative Agent, such Bank and such Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to such Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to such Borrowing; provided that if such amount is repaid by such Borrower and such Bank the Administrative Agent agrees to refund to such Borrower any excess amount paid by such Borrower; and provided, further, that such Borrower, upon the request of the Administrative Agent, agrees to return such refund to the Administrative Agent, on demand, in the event the Administrative Agent is legally required to return any amount received from such Bank.

         SECTION 2.4 Repayment of Loans.  Subject to the  provisions of Sections
4.1 and 4.2, the Loans of each Bank shall be payable in full (and each Borrower agrees to pay such Loans) on the Termination Date.

         SECTION 2.5  Loan Accounts; Record Keeping.

                  (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business and the Administrative Agent. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrowers and the interest and payments thereon; provided, that in the event of a conflict between information recorded by the Administrative Agent and any Bank as to such Bank's Loans, the records of the Administrative Agent absent manifest error shall control. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of any Borrower hereunder or to pay any amount owing with respect to the Loans.

                  (b) The Loans made by the Banks to each Borrower shall be evidenced by a Note executed and delivered by such Borrower payable to the Administrative Agent, for the benefit of the Banks, in an aggregate principal amount equal to the aggregate Commitments of the Banks to make Loans to such Borrower instead of or in addition to loan accounts. The Administrative Agent shall endorse on the schedules annexed to each Note the date, amount and maturity of each Loan made by the Banks to such Borrower and the amount of each payment of principal made by such Borrower with respect thereto. The Administrative Agent is irrevocably authorized by each Borrower to endorse the Note of such Borrower and the Administrative Agent's record shall be conclusive absent manifest error; provided, however, that the failure of the Administrative Agent to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of any Borrower hereunder or under any such Note to any Bank.


                               SECTION 3. INTEREST

         SECTION 3.1 Interest Rates. With respect to each Loan made to any Borrower hereunder, such Borrower hereby promises to pay interest on the unpaid principal amount thereof for the period commencing on the Borrowing Date of such Loan until such Loan is paid in full at a rate per annum equal to the higher of
(a) the Minimum Interest Rate and (b) the Base Rate from time to time in effect minus the applicable Base Rate Margin (as hereinafter defined). For purposes hereof, the Base Rate Margin (the "Base



\25605\113\10DIRCON.012
                                                      -13-


\25605\113\10DIRCON.012

Rate Margin") shall be determined based on the aggregate unpaid principal amount of the Loans outstanding of such Borrower from time to time as follows:


Principal Amount of
Loans Outstanding                                Base Rate Margin
- ------------------                             -------------------
  Greater than $1,000,000                             1.750%

  Less than or equal to $1,000,000                    1.500%


                    Any adjustment in the Base Rate Margin as a result of a change in the outstanding principal amount of the Loans of a Borrower shall be effective upon a change in the outstanding principal amount of the Loans of such Borrower; provided, that in no event will the Base Rate Margin be increased at any time when a Default has occurred and is continuing.

         SECTION 3.2 Default  Interest Rate.  Notwithstanding  the provisions of
Section 3.1, in the event that any Default under Section 10.1.2 or any Event of Default (other than pursuant to Section 10.1.2) shall occur with respect to any Borrower, such Borrower hereby promises to pay, automatically in the case of a Default under Section 10.1.2 or upon demand therefor by the Administrative Agent for any Event of Default (other than pursuant to Section 10.1.2), interest on the unpaid principal amount of the Loans of such Borrower (and interest thereon to the extent permitted by law) for the period commencing on the date of such Default or demand until such Loans are paid in full or such Default or Event of Default is cured or waived in accordance with Sections 10.2 and 13.1 at a rate per annum equal to the applicable interest rate from time to time in effect (but not less than the applicable interest rate as at such date of demand), plus two percent (2%) per annum.

         SECTION 3.3 Interest Payment Dates. Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 4.1 or 4.2 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Banks. After maturity, accrued interest on the Loans shall be payable on demand.

         SECTION 3.4 Computation of Interest. Interest on the Loans shall be computed for the actual number of days elapsed on the basis of a 365-day year. Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error. Notwithstanding anything contained herein to the contrary interest on the loans shall not exceed the maximum interest permitted by applicable law.


                       SECTION 4. PAYMENTS AND PREPAYMENTS

        SECTION 4.1  Voluntary  Termination  or Reduction of  Commitments.  Each
Borrower may, upon not less than two (2) Business Days' irrevocable prior written notice to the Administrative Agent (which shall promptly advise each Bank thereof), terminate the Commitments of the Banks relating to such Borrower or permanently reduce such Commitments by an aggregate minimum amount of $100,000 or any integral multiple of $100,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then outstanding principal amount of the Loans of such Borrower would exceed the amount of the aggregate Commitments then in effect with respect to such Borrower. Once reduced in accordance with this Section, such
Commitments, to the extent terminated or permanently reduced, may not be increased. Any reduction of the Commitments of such Borrower pursuant to this
Section 4.1 shall be applied in accordance with Section 4.4.

        SECTION 4.2 Optional Prepayments. Each Borrower may, at any time or from time to time, upon not less than two (2) Business Day's irrevocable written notice with respect to such Borrower's Loans to the Administrative Agent by 11:00 A.M. (Chicago time), ratably prepay such Loans in whole or in part, in minimum amounts of $100,000 or any integral multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Percentage of such prepayment. If such notice is given by such Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid. Any prepayment of the Loans of such Borrower pursuant to this
Section 4.2 shall be applied in accordance with Section 4.4 and shall reduce the Commitments of the Banks with respect to such Borrower as set forth therein.

        SECTION 4.3 Payments by the Borrowers.

                (a) All payments to be made by any Borrower hereunder shall be made without set-off, recoupment or counterclaim.
Except as otherwise expressly provided herein, all payments by such Borrower shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Office, and shall be made in Dollars and in immediately available funds, no later than 12:30 P.M. (Chicago time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Percentage (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 12:30 P.M. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest shall continue to accrue.

                (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest.

                (c) Unless the Administrative Agent receives notice from the applicable Borrower prior to the date on which any payment is due to the Banks that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Effective Rate for each day from the date such amount is distributed to such Bank until the date repaid.

        SECTION 4.4 Application of Prepayments. Except as otherwise set forth in this Agreement, any reduction in the Commitments pursuant to Sections 4.1 and
4.2 shall be applied to a reduction of the remaining Commitments and prepayment of the Loans of each Bank, pro rata, according to its Percentage.

        SECTION 4.5 Sharing of Payments.

                (a) If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of the Loans (other than pursuant to the terms of Sections 5, 12.1 and 13.2) in excess of its pro rata share (based on its Percentage) of payments and other recoveries obtained by all Banks of the Loans on account of principal of and interest on the Loans, such Bank shall purchase from the other Banks such participation in the Loans as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and each Bank which has sold a participation to the purchasing Bank shall repay to the purchasing Bank the purchase price to the ratable extent of such recovery together with an amount equal to such selling Bank's ratable share (according to the proportion of (i) the amount of such selling Bank's required repayment to the purchasing Bank to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.

                (b) Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to Section 4.5(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.6) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this
        Section 4.5(b) to share in the benefits of any recovery of such secured claim.

        SECTION 4.6 Setoff. Each Bank shall, upon the occurrence of any Event of Default under Section 10.1.1, the occurrence of a Default under Section 10.1.2, or, with the consent of the Required Banks, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Liabilities owing to it (whether or not then due), and (as security for such Liabilities) each Borrower hereby grants to each Bank a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Bank. Any such appropriation and application shall be subject to the provisions of Section 4.5. Each Bank agrees promptly to notify such Borrower and the Administrative Agent after any such setoff and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 4.6 are in addition to other rights and remedies

(including other rights of setoff under applicable law or otherwise) which such Bank may have.

        SECTION 4.7 Net Payments. All payments by any Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp or other Taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than Taxes imposed on or measured by any Bank's net income or receipts (such non-excluded items being called "Charges"). In the event that any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Charges pursuant to any applicable law, rule or regulation, then such Borrower will:

                (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority;

                (c) pay to the Administrative Agent for the account of the Banks such additional amount or amounts as are necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required; and

                (d) if any Bank receives a refund in respect of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower (or any Person acting on behalf of such Borrower) has paid additional amounts pursuant to this Section 4.7, it shall promptly repay such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower (or such Person acting on behalf of such Borrower) under this Section 4.7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Bank or the Administrative Agent, as the case may be; provided, that such Borrower, upon the request of such Bank or the Administrative Agent, agrees to return such refund (together with any penalties, interest or other charges due in connection therewith to the appropriate taxing authority or other Governmental Authority) to such Bank or the Administrative Agent in the event such Bank or the Administrative Agent is required to pay or to return such refund to the relevant taxing authority or other
        Governmental Authority.

Each Bank that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Loans, execute and deliver to the Borrowers, on or about the first scheduled payment date in each calendar year, a United States Internal Revenue Service Form 4224 or Form 1001, as may be applicable (or any successor form), appropriately completed. Without prejudice to the survival of any other agreement of the Borrowers hereunder or any other document, the agreements of the Borrowers contained in this Section shall survive satisfaction of the Liabilities and termination of this Agreement.


                       SECTION 5. CHANGES IN CIRCUMSTANCES

        SECTION 5.1 Increased Costs. If (a) Regulation D, or (b) after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Lending Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                (i) shall subject any Bank (other than a Defaulting Bank) (or any Lending Office of such Bank) to any tax, duty or other charge or shall change the basis of taxation of payments to any Bank (other than a Defaulting Bank) of the principal of, or interest on, any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of Tax, other than Taxes covered by Section 4.7, on the overall gross or net income of such Bank or its Lending Office); or

                (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 3), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (other than a Defaulting Bank) (or any Lending Office of such
        Bank); or

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Bank (or any Lending Office of such Bank) to reduce the amount of any sum received or receivable by such Bank (or the Lending Office of such Bank) under this Agreement or under its Loans with respect thereto, then within thirty (30) days after demand by such Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand and the calculation of such additional amount), the relevant Borrowers shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or such reduction. Each Bank shall promptly, but in no event more than ninety (90) days after it has knowledge thereof, notify such Borrower of any event occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 5.1.

        SECTION 5.2 Change in Rate of Return. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Bank (other than a Defaulting Bank) or any Person controlling such Bank, and such Bank reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of the Loans made by such Bank (or any participating interest therein held by such Bank) is reduced to a level below that which such Bank or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case the relevant Borrowers shall, within thirty (30) days after written demand by such Bank to such Borrowers, pay directly to such Bank additional amounts sufficient to compensate such Bank or such controlling Person for such reduction in rate of return. A statement of such Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrowers. In determining such amount, such Bank may use any method of averaging and attribution that it shall deem reasonably applicable. Each Bank shall promptly, but in no event more than ninety (90) days after it has knowledge thereof, notify the Borrower of any event occurring after the Effective Date, which will entitle such Bank to compensation pursuant to this
Section 5.2.

        SECTION 5.3 Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

        SECTION 5.4 Replacement of Banks. If any Bank shall become affected by any of the changes or events described in Section 5.1 or 5.2 above (any such Bank being hereinafter referred to as a "Replaced Bank") and shall petition the relevant Borrowers for any increased cost or amounts thereunder, then in such case, the Guarantor (on behalf of the Borrowers) may, upon at least five (5) Business Days' notice to the Administrative Agent and such Replaced Bank, designate a replacement lender (a "Replacement Bank") acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Bank shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the relevant Borrowers and the Replaced Bank) of all amounts owed to such Replaced Bank under Section 5.1 or 5.2 above, assign all (but not less than all) of its rights, obligations, Loans and Commitment hereunder; provided, that all Liabilities (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) due and payable to the Replaced Bank shall be paid in full as of the date of such assignment. Upon any assignment by any Bank pursuant to this
Section 5.4 becoming effective, the Replacement Bank shall thereupon be deemed to be a "Bank" for all purposes of this Agreement and such Replaced Bank shall thereupon cease to be a "Bank" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 5.1, 5.2, 11.5 and 13.4, and Sections 7.1 and 7.2 of the Guaranty while such Replaced Bank was a Bank). Notwithstanding any Replaced Bank's failure or refusal to assign its rights, obligations, Loans and Commitment under this Section 5.4, the Replaced Bank shall cease to be a "Bank" for all purposes of this Agreement and the Replacement Bank substituted therefor upon payment to the Replaced Bank by the Replacement Bank of all amounts set forth in this Section 5.4 without any further action of the Replaced Bank.

        SECTION 5.5 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of the Administrative Agent or any Bank pursuant to Section 5.1 and Section 5.2 shall be conclusive absent demonstrable error. The provisions of Sections 5.1, 5.2 and this Section 5.5 shall survive termination of this Agreement.


                    SECTION 6. COLLATERAL AND OTHER SECURITY

        SECTION 6.1 Collateral Documents. Concurrently with or prior to the Closing Date:

                (a) Pledge Agreement. The Borrowers shall execute and deliver to the Administrative Agent, for the benefit of the

        Banks, a pledge agreement, substantially in the form of Exhibit C (herein, as the same may be amended or modified, called the "Pledge Agreement"), covering, among other things, all of the issued and outstanding common stock of the Guarantor and/or PRIDES owned by each Borrower and purchased with proceeds of the Loans.

                (b) Guaranty. The Guarantor shall execute and deliver or cause to be executed and delivered to the Administrative Agent (i) a guaranty, substantially in the form of Exhibit D (herein, as the same may be amended or modified, called the "Guaranty"), covering the payment and performance of all of the Liabilities and (ii) the other documents provided for in Article IV of the Guaranty.

        SECTION 6.2 Application of Proceeds from Collateral.

                (a) Borrower Collateral. As to each Borrower, all proceeds from the sale or disposition of any of the Collateral furnished by such Borrower pursuant to Section 6.1(a) shall be applied by the Administrative Agent in the following order:

                             First:  to the  payment  of  all of the  reasonable
                costs and expenses of the Administrative Agent in connection with (i) the administration, sale or disposition of such Collateral, and (ii) the administration and enforcement of this Agreement and the other Loan Documents, to the extent that such costs and expenses shall not have been reimbursed to the Administrative Agent;

                             Second:  to the payment in full of all
               accrued and unpaid interest on the Loans of such Borrower, then to the payment in full of all unpaid principal of the Loans of such Borrower, and then to any remaining Liabilities of such Borrower;

                             Third:  the balance, if any, of such
               proceeds shall be paid to such Borrower, to such Borrower's heirs and assigns, or as a court of competent jurisdiction may direct.

                (b) Guaranty Collateral. All proceeds from the sale or disposition of any Guaranty Collateral shall be applied to the Additional Secured Borrower Obligations in the order set forth in Section 6.2 of the Revolving Credit Agreement.

        SECTION 6.3 Further Assurances. Each Borrower agrees that upon request of the Administrative Agent (a) such Borrower shall promptly deliver or cause to be delivered to the Administrative Agent, in due form for transfer, all chattel paper, instruments, securities and documents of title, if any, at any time representing all or any of the Collateral, and (b) such Borrower shall forthwith execute and deliver or cause to be executed and delivered to the Administrative Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by the Administrative Agent), such further assignment agreements, security agreements, pledge agreements, instruments, consents, waivers, financing statements, stock or bond powers, searches, releases, and other documents, and do such other acts and things, all as the Administrative Agent may from time to time reasonably request to establish and maintain to the satisfaction of the Administrative Agent a valid perfected Lien on all Collateral (free of all other Liens except as permitted under this Agreement and the other Loan Documents and, with respect to the Guaranty Collateral, the Revolving Credit Agreement) to secure payment of the Liabilities.


             SECTION 7. REPRESENTATIONS AND WARRANTIES OF BORROWERS

        To induce the Administrative Agent and the Banks to enter into this Agreement and to make the Loans hereunder, each Borrower represents and warrants to the Administrative Agent and to each of the Banks that:

        SECTION 7.1 No Conflict. The execution, delivery and performance by such Borrower of this Agreement and the other Loan Documents to which such Borrower is a party does not and will not (a) contravene or conflict with any provision of any law, statute, rule or regulation applicable to such Borrower, (b) contravene or conflict with, result in any breach of, or constitute a default under, any material agreement or instrument binding on such Borrower (including, without limitation, any writ, judgment, injunction or other similar court order) or (c) result in the creation or imposition of or the obligation to create or impose any Lien upon any of the property or assets of such Borrower (except for the Lien of the Administrative Agent).

        SECTION 7.2 Validity. This Agreement and the other Loan Documents to which such Borrower is a party constitute or upon execution and delivery will constitute the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and (b) general equitable principles, including without limitation, concepts of good faith and fair dealing, materiality, fraudulent transfer and reasonableness (regardless of whether considered in a proceeding in equity or at law).

        SECTION 7.3 Financial Statements. Such Borrower's financial statement as at December 31, 1995, copies of which have been furnished to each Bank, accurately present the financial condition of such Borrower at such date.

        SECTION 7.4 Material Adverse Change. No Material Adverse Change has occurred since December 31, 1995 as to such Borrower.

        SECTION 7.5 Litigation and Contingent Obligations. No Material Litigation is pending as to such Borrower or, to the best of such Borrower's knowledge, threatened as to such Borrower, and such Borrower has no material Contingent Obligations.

        SECTION 7.6 Liens. None of the Collateral pledged by such Borrower is subject to any Lien (except for the Lien of the Administrative Agent).

        SECTION 7.7 Taxes. Such Borrower has filed all material Tax Returns and Reports required by law to have been filed by such Borrower and has paid Taxes thereby shown to be owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings. There is no ongoing audit or, to such Borrower's knowledge, other governmental investigation of the tax liability of such Borrower and there is no unresolved claim by a taxing authority concerning such Borrower's tax liability, for any period for which returns have been filed or were due.

        SECTION 7.8 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of such Borrower in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of such Borrower to the Administrative Agent or any Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and, except as such information speaks solely as of a particular date, such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

        SECTION 7.9 Proceeds. The proceeds of the Loans made to such Borrower will be used solely to purchase common stock of the Guarantor and/or PRIDES.

        SECTION 7.10 Securities Laws. Neither such Borrower nor, to the best such Borrower's knowledge, any of its Affiliates, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Loans or any other Liabilities for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to, any Person that would subject the making of the Loans or any other Liabilities to registration under the Securities Act of 1933, as amended.

        SECTION 7.11 Solvency. Such Borrower is and, after consummation of this Agreement and after giving effect to all Indebtedness incurred by such Borrower in connection herewith, will be, Solvent.

        SECTION 7.12 No Default. Such Borrower is not in default under any agreement or instrument to which such Borrower is a party or by which any of its properties or assets is bound or affected, which default might reasonably be expected to have a Material Adverse Effect.

        SECTION 7.13 Organization, etc. Each Borrower (other than any Borrower which is an individual) is a partnership or irrevocable trust duly organized, validly existing and, with respect to any partnership, in good standing under the laws of the state of its formation and each partnership Borrower is duly qualified to transact business as a foreign partnership authorized to do business in each jurisdiction where the nature of its business makes such qualification necessary and failure to so qualify could reasonably be expected to have a Material Adverse Effect.

        SECTION 7.14 Authorization. Each Borrower (other than Borrower which is an individual) has the power to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, and (b) has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the other Loan Documents to which it is a party.

                        SECTION 8. COVENANTS OF BORROWERS

        Each Borrower agrees that, on and after the Effective Date until the termination or expiration of the Commitments and for so long thereafter as any of the Liabilities remain unpaid or outstanding (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement), such Borrower will:

        SECTION  8.1  Reports,   Certificates  and  Other  Information.   Unless
otherwise   provided   herein,   furnish  or  cause  to  be   furnished  to  the
Administrative Agent and each Bank:

                8.1.1 Borrower Financials. As soon as available, but in any event within ninety (90) days after December
        31 of each calendar year, a financial statement of such Borrower in a form acceptable to the Required Banks;

                8.1.2 Tax Returns and Reports. If requested by the Administrative Agent or the Required Banks, copies of all federal, state, local and foreign Tax Returns and Reports filed by such Borrower;

                8.1.3 Notice of Default and Litigation. Promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by such Borrower with respect thereto:

                             (a)  the occurrence of a Default;

                             (b)  the institution of any Material
        Litigation or the occurrence of any Material Litigation
        Development as to such Borrower;

                             (c)  the commencement of any dispute which
        might reasonably be expected to lead to the material modification, transfer, revocation, suspension or termination of any Loan Document; or

                             (d) any Material Adverse Change as to such Borrower;

                8.1.4 Loan Ratio. Upon the request of the Administrative Agent or the Required Banks, cause the Guarantor (on behalf of the Borrowers) to provide to the Administrative Agent, for the benefit of the Banks, a computation of the ratio set forth in Sections 9.2.6 and 10.1.6 certified by its chief financial officer or a vice president with responsibility for or knowledge of financial matters of the Guarantor; and

                8.1.5 Other Information. From time to time, such other information concerning such Borrower as the Administrative Agent or a Bank may reasonably request.

        SECTION 8.2 Taxes and Liabilities. Pay when due all of its Taxes and other material liabilities, except as contested in good faith and by appropriate proceedings.

        SECTION 8.3 Compliance with Laws. Comply with all federal, state and local laws, rules and regulations related to such Borrower, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

        SECTION 8.4 Other Agreements. Not enter into any agreement containing any provision which (a) would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by such Borrower hereunder or in connection herewith, (b) prohibits or restricts the ability of such Borrower to amend or otherwise modify this Agreement, any other Loan Document or any other document executed in connection herewith or (c) constitutes an agreement to a limitation or restriction of the type described in clauses (a) and (b) with respect to any other Indebtedness.


                   SECTION 9. CONDITIONS AND EFFECTIVENESS OF
                                 THIS AGREEMENT

        The obligation of the Banks to make the Loans is subject to the performance by the Borrowers and the Guarantor of all of the obligations under this Agreement and to the satisfaction of the following conditions precedent:

        SECTION 9.1 Initial Loans. Prior to or concurrent with the making of the initial Loans, the Administrative Agent shall have received all of the following, each, except to the extent otherwise specified below, duly executed by such Borrower dated the date of the initial Loans (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent, each in sufficient number of signed counterparts or copies to provide one for each Bank and the Administrative
Agent:

                9.1.1 If requested by the Administrative Agent, an appropriately completed Note from each Borrower, payable to the order of the Administrative Agent evidencing the aggregate Commitments of the Banks to make Loans to such Borrower;

                9.1.2 The Pledge Agreement, together with (a) the stock certificates evidencing all shares pledged under such Pledge Agreement, and (b) appropriate stock powers for such shares endorsed in blank and/or other appropriate evidence of the perfection of the Administrative Agent's Lien, including UCC financing statements and/or registrations or acknowledgements of the Lien of the Administrative Agent on any applicable brokerage account of each Borrower;

                9.1.3 The Guaranty, together with the documents provided in Article IV and Article VI of the Guaranty;

                9.1.4 A favorable opinion of Lawrence W. Inlow, general counsel of the Guarantor and its Subsidiaries (including BLHC), substantially in the form of Exhibit E-1, and addressing such other legal matters as the Administrative Agent may require;

                9.1.5 A favorable opinion of Baker & Daniels, outside counsel to the Guarantor and its Subsidiaries (including BLHC), substantially in the form of Exhibit E-2, and addressing such other legal matters as the Administrative Agent may require;

                9.1.6 Certified copies of each material consent, license and approval required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents; such consents, licenses and approvals shall be in full force and effect, shall be satisfactory in form and substance to the Administrative Agent and shall be all of the material consents required to be obtained or made on or before the consummation of the financing contemplated by this Agreement;

                9.1.7 A certificate of each Borrower certifying that since December 31, 1995, no event has occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect as to such Borrower;

                9.1.8 Schedules and Exhibits satisfactory to the Administrative Agent and the Banks;

                9.1.9 Evidence satisfactory to the Administrative Agent of compliance by the Guarantor with Regulation G;

                9.1.10 Evidence of each filing, registration or recordation (and payment of any necessary fee, Tax or expense relating thereto) with respect to each document (including, without limitation, any UCC financing statement) required by the Loan Documents or under law or requested by the Administrative Agent to be filed, registered or recorded in order to create, in favor of the Administrative Agent, for the benefit of the Banks a valid perfected Lien on all Collateral (free of all other Liens except as permitted under this Agreement and the other Loan Documents and, with respect to the Guaranty Collateral, the Revolving Credit Agreement) (other than UCC financing statements to be filed in connection with the Loan Documents which will be delivered for filing on the Closing Date);

                9.1.11 Evidence satisfactory to the Administrative Agent that each of the Loan Documents has been duly executed and delivered and is in full force and effect without modification; and

                9.1.12 Such other information and documents as may reasonably be required by the Administrative Agent and the Administrative Agent's counsel.

                9.1.13 Certified copies of any indemnification or similar agreements or arrangements between any Borrower and the Guarantor relating to the reimbursement by such Borrower of any payments made by the Guarantor under the Guaranty, and certified copies of all documents and instruments relating to the Conseco Stock Purchase Program (including, without limitation, any plan relating thereto).

        SECTION 9.2 All Loans. The obligation of the Banks to make Loans hereunder is subject to the following further conditions precedent:

                9.2.1 The Administrative Agent shall have received a duly executed Notice of Borrowing;

                9.2.2 No Default exists or will result from the making of the Loans, and no Default (as defined under the Revolving Credit Agreement) has occurred and is continuing;

                9.2.3 The representations and warranties of the Borrowers contained in Section 7, the representations and warranties of the Guarantor, New CIHC, MDSCG, BNL, CCM and CMCI contained in Article III of the Guaranty and the other Loan Documents are true and correct with the same effect as though made on the Borrowing Date;

                9.2.4  No Material Litigation exists; and

                9.2.5  No Material Adverse Change has occurred
        since December 31, 1995.

                9.2.6 Collateral Ratio The Collateral Ratio for such Borrower is at least 2.0 to 1.0.

                9.2.7 A Federal Reserve Form U-1 for each Bank, duly executed by each Borrower, the statements made in which shall be such, in the opinion of the

        Administrative Agent, as to permit the transactions contemplated by this Agreement in accordance with Regulation U.


                 SECTION 10. EVENTS OF DEFAULT AND THEIR EFFECT

        SECTION 10.1 Events of Default. An "Event of Default" shall exist with respect to a Borrower if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

                10.1.1  Non-Payment of Loans, etc.

                             (a)  Default by such Borrower in the payment
        or prepayment when due of any principal on the Loans made to such Borrower, or

                             (b)  Default by such Borrower in the payment
        within five (5) days of when due of any interest on the Loans made to such Borrower or any other amount owing by such Borrower pursuant to this Agreement.

                10.1.2 Bankruptcy, Insolvency, etc. Such Borrower, the Guarantor or any Significant Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or such Borrower, the Guarantor or any such Significant Subsidiary applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for such Borrower, the Guarantor or such Significant Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for such Borrower, the Guarantor or such Significant Subsidiary or for a substantial part of the property of such Borrower, the Guarantor or such Significant Subsidiary and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or similar insolvency law is commenced in respect of such Borrower, the Guarantor or such Significant Subsidiary and if such case or proceeding is not commenced by such Borrower, the Guarantor or such Significant Subsidiary, it is consented to or acquiesced in by such Borrower, the Guarantor or such Significant Subsidiary or remains for sixty (60) days undismissed.

                10.1.3 Defaults Under this Agreement. Failure by such Borrower or the Guarantor (or any of its Subsidiaries (including BLHC)) to comply with or perform any of the covenants or agreements of such Borrower, the Guarantor or any of its Subsidiaries set forth in this Agreement or the other Loan Documents applicable to such Borrower, the Guarantor or any of its Subsidiaries (other than those constituting an Event of Default under any of the other provisions of this Section 10) and continuance of such failure for thirty (30) days with respect to such Borrower and ten
        (10) days with respect to the Guarantor, in each case after notice thereof to such Borrower or the Guarantor, as the case may be, from the Administrative Agent.

                10.1.4 Representations and Warranties. Any representation or warranty made by such Borrower or the Guarantor, New CIHC, MDSCG, BNL, CCM or CMCI in any of the Loan Documents is false or misleading in any material respect as of the date hereof or as of the date hereafter certified, or any schedule, certificate, financial statement, report, notice, or other writing furnished by such Borrower or the Guarantor to the Administrative Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

                10.1.5 Material Adverse Change. The occurrence of any event which, in the reasonable judgment of the Required Banks, constitutes a Material Adverse Change.

                10.1.6 Collateral Ratio. The Collateral Ratio for such Borrower is less than 1.5 to 1.0.

                10.1.7  Default under Revolving Credit Agreement.
        An event of default shall have occurred and be continuing under the Revolving Credit Agreement.

        SECTION 10.2 Effect of Event of Default. If any Event of Default described in Section 10.1.2 shall occur and be continuing, the Commitments with respect to such Borrower (or if such Event of Default relates to the Guarantor, any Significant Subsidiary or Section 10.1.7, all Borrowers) (if they have not theretofore terminated) shall immediately terminate and all Liabilities of such Borrower shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Administrative Agent may (or shall, upon the written request of the Required Banks) declare the Commitments of such Borrower (or if such Event of Default relates to the Guarantor, any

Significant Subsidiary or Section 10.1.7, all Borrowers) (if they have not theretofore terminated) to be terminated and all Liabilities with respect to such Borrower to be due and payable, whereupon the Commitments with respect to such Borrower (or if such Event of Default relates to the Guarantor, any Significant Subsidiary or Section 10.1.7, all Borrowers) (if they have not theretofore terminated) shall immediately terminate and all Liabilities with respect to such Borrower or all Borrowers, as the case may be, shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise such Borrower or all Borrowers, as the case may be, and each Bank of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing or any provision of Section 13.1, the effect as an Event of Default of any event described in Section 10.1.2 may be waived by the written concurrence of the Banks holding 100% of the aggregate unpaid principal amount of the Loans, and the effect as an Event of Default of any other event described in this Section 10 may be waived as provided in Section 13.1.


                              SECTION 11. THE AGENT

        SECTION 11.1 Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, together with such other action as may be reasonably incidental thereto. As to matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of this Agreement or any other Loan Document) the Administrative Agent shall not be required to exercise any discretion, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks and such instructions shall be binding upon all Banks and, with respect to the Collateral, the holders of the Senior Notes. Under no circumstances shall the Administrative Agent have any fiduciary duties to any Bank or be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or to the other Loan Documents or applicable law.

        SECTION 11.2 Liability of the Administrative Agent. None of the Administrative Agent or any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the other Loan Documents, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may treat a Bank as such until the Administrative Agent receives an executed Assignment Agreement entered into between a Bank and an Eligible Assignee pursuant to Section 12.1 hereof; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts or consultants selected by it; (c) shall not be liable for any action taken or omitted to be taken in good faith by the Administrative Agent in accordance with the advice of counsel, accountants, consultants or experts; (d) shall make no warranty or representation to any Bank and shall not be responsible to any Bank for any recitals, statements, warranties or representations, whether written or oral, made in or in connection with this Agreement or the other Loan Documents; (e) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, obligations, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including, without limitation, any books and records) of any Borrower; (f) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or other support or security (including the validity, priority or perfection of any Lien), or any other document furnished in connection with any of the foregoing; and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by action upon any written notice, statement, certificate, order, telephone message, facsimile or other document which the Administrative Agent believes in good faith to be genuine and correct and to have been signed, sent or made by the proper Person.

        SECTION 11.3 Administrative Agent and Affiliates. With respect to the Loans made by it, BofA shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include BofA in its individual capacity. BofA and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, the Guarantor and any of its Subsidiaries (including BLHC) and any Person who may do business with or own securities of the Guarantor or any such Subsidiary, all as if BofA was not the Administrative Agent and without any duty to account therefor to the Banks.

        SECTION 11.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 7.3 hereof and Section 3.5 of the Guaranty and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        SECTION 11.5 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to their Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or assessed against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limiting any of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for their Percentage of any expenses (including reasonable counsel fees) incurred by the Administrative Agent (in its individual capacity as agent or in its capacity as representative of the Banks) in connection with the preparation, execution, delivery, administration, modification, amendment, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement or the other Loan Documents to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers or the Guarantor. All obligations provided for in this Section 11.5 shall survive termination of this Agreement.

        SECTION 11.6 Successor Agent. The Administrative Agent may, and at the request of the Required Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by a majority of the Borrowers (which consent shall not be unreasonably withheld). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrowers, a successor agent from among the Banks.

Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.


                   SECTION 12. ASSIGNMENTS AND PARTICIPATIONS

        SECTION 12.1  Assignments.

                (a) Each Bank shall have the right at any time to assign with the consent of the Guarantor (on behalf of the Borrowers) and the Administrative Agent (which consent, in each case, will not unreasonably be withheld), to any Eligible Assignee, all or any part of such Bank's rights and obligations under this Agreement and each other Loan Document including its rights in respect of its Loans and Notes. Any such assignment shall be pursuant to an assignment agreement, substantially in the form of Exhibit G (an "Assignment Agreement"), duly executed by such Bank and the Eligible Assignee, and acknowledged by the Administrative Agent. Notwithstanding the foregoing, each Bank may make assignments to its Affiliates or to any Federal Reserve Bank without obtaining consent of the Administrative Agent.

                (b) Each assignment shall be pro rata with respect to all rights and obligations of the assigning Bank including the Commitments, the Loans and the Notes, if any. Each assignment shall be in an amount equal to or in excess of $5,000,000 (except for assignments of the entire unpaid balance, if less than $5,000,000, of the Loans of a Bank or assignments to existing Banks). In the case of any such assignment, upon the fulfillment of the conditions in Section 12.1(c), this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such Eligible Assignee, and such Eligible Assignee shall for all purposes be a Bank party hereto and shall have, to the extent of such assignment, the same rights and obligations as a Bank hereunder.

                (c) An assignment shall become effective hereunder when all of the following shall have occurred:

                             (i)  the Assignment Agreement shall have
        been executed by the parties thereto,

                             (ii)  the Assignment Agreement shall have
        been acknowledged by the Administrative Agent,

                             (iii)  either the assigning Bank or the
        Eligible Assignee shall have paid a processing fee of $2,500 to the Administrative Agent for its own account; provided that the Eligible Assignee shall be solely responsible for such processing fee with respect to any assignment pursuant to Sections 5.4 and 13.2, and

                             (iv)  the assigning Bank and the
        Administrative Agent shall have agreed upon a date upon which such assignment shall become effective. Upon such assignment becoming effective, the Administrative Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Bank, in proportion to the percentage of the assigning Bank's rights transferred, to the Eligible Assignee.

                (d) Upon the effectiveness of any assignment, the assigning Bank shall be relieved from its obligations hereunder to the extent of the obligations so assigned (except to the extent, if any, that any Borrower, any other Bank or the Administrative Agent have rights against such assigning Bank as a result of any default by such Bank under this Agreement). Promptly following the effectiveness of each assignment, the Administrative Agent shall furnish to the Borrowers and each Bank a revised Schedule 2.1, revised to reflect such assignment.




\25605\113\10DIRCON.012
                                                      -36-


\25605\113\10DIRCON.012

        SECTION 12.2  Participations.

                (a) Each Bank may grant participations in all or any part of its Loans, Commitments and, if applicable, the Notes to any commercial bank or other financial institution (other than insurance companies and Affiliates thereof unless consented to by the Guarantor). A participant shall not have any rights under this Agreement or any other document delivered in connection herewith (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto, which agreement with respect to such participation shall not restrict such Bank's ability to make any modification, amendment or waiver to this Agreement without the consent of the participant except that the consent of such participant may be required in connection with matters requiring the consent of all of the Banks under Section 13.1). Notwithstanding the foregoing, each participant shall have the rights of a Bank pursuant to Section 4.6. All amounts payable by any Borrower under this Agreement shall be determined as if the Bank had not sold such participation. In the event of any such sale by a Bank of participating interests to a participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any obligation for all purposes under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

                (b)  Limitation of Rights of any Participant.
        Notwithstanding anything in the foregoing to the contrary,

                             (i) no participant shall have any direct rights hereunder,

                             (ii)  the Borrowers, the Administrative
        Agent and the Banks, other than the selling Bank, shall deal solely with the selling Bank and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the participant,

                             (iii)  no participation shall relieve the
        selling Bank of any of its other obligations hereunder



\25605\113\10DIRCON.012
                                                      -37-


\25605\113\10DIRCON.012
        and such Bank shall remain solely responsible for the performance thereof, and

                             (iv)  no participant, other than an
        affiliate of the selling Bank, shall be entitled to require such Bank to take or omit to take any action hereunder, except that such Bank may agree with such participant that such Bank will not, without participant's consent, take any action which requires the consent of all of the Banks under Section 13.1.

        SECTION 12.3 Disclosure of Information. Each Borrower authorizes each Bank to disclose to any participant, assignee or Eligible Assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning such Borrower, the Guarantor and its Subsidiaries (including BLHC) which has been delivered to such Bank by such Borrower and the Guarantor in connection with such Bank's credit evaluation of such Borrower prior to entering into this Agreement or which has been delivered to such Bank by such Borrower and the Guarantor pursuant to this Agreement; provided, however, that each Bank, participant, assignee and Eligible Assignee shall execute a confidentiality agreement substantially in the form of Exhibit F in which it agrees that it shall hold all non-public, confidential and proprietary information obtained pursuant to the requirements of this Agreement in accordance with safe and sound banking and business practices and may make disclosure reasonably required by any bona fide participant, assignee or Eligible Assignee in connection with the contemplated transfer of any portion of the Loans or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process. For the purposes of this
Section 12.3, by execution of this Agreement each of the Banks shall be deemed to have agreed to and executed the confidentiality agreement contained in Exhibit F.

        SECTION 12.4 Foreign Transferees. If, pursuant to this Section 12, any interest in this Agreement or any Loans or the Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof or upon the request of the Administrative Agent, the transferor Bank shall cause such Transferee (other than any participant), and may cause any participant, concurrently with the effectiveness of such transfer,

                (a) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and the Borrowers) that under applicable law and treaties no Taxes will be required to be withheld by the Administrative Agent,



\25605\113\10DIRCON.012
                                                      -38-


\25605\113\10DIRCON.012

                (b) to represent to the Borrowers or the transferor Bank that under applicable law and treaties no Taxes will be required to be withheld with respect to any payments to be made to such Transferee in respect of the Loans or, if applicable, the Notes,

                (c)  to furnish to the transferor Bank, the
        Administrative Agent and the Borrowers either U.S.
        Internal Revenue Service Form 4224 or U.S. Internal
        Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S.
        federal withholding tax on all interest payments hereunder), and

                (d) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Borrowers) to provide the transferor Bank, the Administrative Agent and the Borrowers a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.


                            SECTION 13. MISCELLANEOUS

        SECTION 13.1 Waivers and Amendments. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Banks; provided, that no such amendment, modification or waiver:

                (a) which would modify any requirement hereunder that any particular action be taken by all Banks or by the Required Banks, shall be effective without the consent of each Bank;

                (b) which would modify this Section 13.1, change the definition of "Required Banks," change any Percentage for any Bank (except pursuant to an Assignment Agreement), reduce any fees, extend the maturity date of any Loan, reduce any rate of interest payable on the Loans or subject any Bank to any additional obligations, shall be effective without the consent of each Bank;

                (c) which would permit the release of all or any material portion of the Collateral (including, without limitation, any material portion of the Guaranty Collateral) shall be effective without the consent of each Bank;

                (d) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on the Loans, shall be effective without the consent of each Bank; or

                (e) which would affect adversely the interests, rights or obligations of the Administrative Agent (in such capacity) other than removal in accordance with Section 11.6, shall be effective without consent of the Administrative Agent.

        SECTION 13.2 Failure to Consent. If any Bank shall fail to consent to any amendment, modification or waiver described in Section 13.1 (any such Bank being hereinafter referred to as a "Nonconsenting Bank") then in such case, the Guarantor (on behalf of the Borrowers) may, upon at least five (5) Business Days' written notice to the Administrative Agent and such Nonconsenting Bank, designate a substitute lender (a "Substitute Bank") acceptable to the Administrative Agent in its sole discretion, to which such Nonconsenting Bank shall assign all (but not less than all) of its rights and obligations under the Loans and Commitment hereunder. Upon any assignment by any Bank pursuant to this
Section 13.2 becoming effective, the Substitute Bank shall thereupon be deemed to be a "Bank" for all purposes of this Agreement and the assigning Bank shall thereupon cease to be a "Bank" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 5.1, 5.2, 11.5 and 13.4, and Sections 7.1 and 7.2 of the Guaranty while such Non-Consenting Bank was a Bank); provided, that all Liabilities (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) due and payable to the Nonconsenting Bank shall be paid in full as of the date of such assignment. Notwithstanding the foregoing, in the event that in connection with any amendment, modification or waiver more than one Bank is a Nonconsenting Bank, the Borrowers may not require one Bank to assign its rights and obligations to a Substitute Bank unless all Nonconsenting Banks are required to make such an assignment. Notwithstanding any Nonconsenting Bank's failure or refusal to assign its rights, obligations, Loans and Commitment under this Section 13.2, the Nonconsenting Bank shall cease to be a "Bank" for all purposes of this Agreement and the Substitute Bank substituted therefor upon payment to the Nonconsenting Bank by the Substitute Bank of all amounts set forth in this Section 13.2 without any further action of the Nonconsenting Bank.

        SECTION 13.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party at its address, facsimile or telex number set forth on the signature or acknowledgement pages hereof or such other address, facsimile or telex number as such party may hereafter specify for the purpose by written notice to the Administrative Agent, the Borrowers and the Guarantor. Each such notice, request or other communication shall be effective (a) if given by facsimile or telex, when such facsimile or telex is transmitted to the facsimile or telex number specified in this Section and, in the case of telex, the appropriate answerback is received, (b) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section, provided, that notices to the Administrative Agent under Sections 3, 4 and 10 shall not be effective until received by the Administrative Agent.

        SECTION 13.4 Indemnity. The Borrowers agree, jointly and severally, to indemnify each Bank and each Bank's respective directors, officers, employees, persons controlling or controlled by any of them or their respective agents, consultants, attorneys and advisors (the "Indemnified Parties") and hold each Indemnified Party harmless from and against any and all liabilities, losses, claims, damages, costs and expenses of any kind to which any of the Indemnified Parties may become subject, whether directly or indirectly (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Party), relating to or arising out of this Agreement, the other Loan Documents, or any actual or proposed use of the proceeds of the Loans hereunder; provided, that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations of the Borrowers and the Guarantor provided for in this Section 13.4 shall survive termination of this Agreement.

        SECTION 13.5 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as a Person referenced in such a provision has one or more Subsidiaries.

        SECTION 13.6 Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

        SECTION 13.7 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE LOANS SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. ALL OBLIGATIONS OF THE BORROWERS AND THE GUARANTOR AND RIGHTS OF THE ADMINISTRATIVE AGENT AND THE BANKS IN RESPECT OF THE LIABILITIES EXPRESSED HEREIN OR IN THE OTHER LOAN DOCUMENTS SHALL BE IN ADDITION TO AND NOT IN LIMITATION OF THOSE PROVIDED BY APPLICABLE LAW.

        SECTION 13.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. When counterparts executed by all the parties shall have been lodged with the Administrative Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Administrative Agent shall have received telegraphic, facsimile, telex or other written confirmation from such Bank of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the Effective Date hereof, and at such time the Administrative Agent shall notify the Borrowers and each Bank.

        SECTION 13.9 SUBMISSION TO JURISDICTION; WAIVER OF VENUE. THE ADMINISTRATIVE AGENT, EACH BANK AND EACH BORROWER (A) HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF ILLINOIS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND THE ADMINISTRATIVE AGENT, EACH BANK AND EACH BORROWER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT, AND (B) AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST ANOTHER PARTY OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION 13.9. THE ADMINISTRATIVE AGENT, EACH BANK AND EACH BORROWER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT OR THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY ANY BORROWER, THE ADMINISTRATIVE AGENT, ANY BANK, OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 13.9 AS WELL AS ANY RIGHT IT OR THEY MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE ADMINISTRATIVE AGENT, EACH BANK AND EACH BORROWER AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE

CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

        SECTION 13.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: the Borrowers may not assign or transfer their rights or obligations under this Agreement or any other Loan Document without the prior written consent of all Banks, and the rights of the Banks to make assignments or grant participations are subject to the provisions of Section 12.

        SECTION 13.11 WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.


                               *     *     *

        Executed as of the day and year first above written at Chicago, Illinois.



                                                BORROWERS:


                                                    /s/ STEPHEN C. HILBERT
                                                    -----------------------
                                                     Stephen C. Hilbert


                                  Notice Address:

                                    Address:

                                   Attention:
                                   Telephone:

                                                     THOMAS C. HILBERT,
                                                     IRREVOCABLE TRUST



                                   By:
                                                    /s/ STEPHEN C. HILBERT
                                                    -----------------------
                                                    Stephen C. Hilbert, Trustee



                                  Notice Address:

                                    Address:

                                   Attention:
                                   Telephone:

                                 CHRISTOPHER L. MYERS,
                                 IRREVOCABLE TRUST



                                 By:
                                     /s/ STEPHEN C. HILBERT
                                     -----------------------
                                     Stephen C. Hilbert, Trustee


                                 Notice Address:

                                    Address:

                                   Attention:
                                   Telephone:

                                          ADMINISTRATIVE AGENT:


                                          BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION


                                           By:   /s/
                                                ----------------------------
                                           Name:  ___________________________
                                           Title: ___________________________

                                     BANKS:


                                                     BANK OF AMERICA ILLINOIS


                                             By:   /s/
                                                   ----------------------------
                                             Name:  ___________________________
                                             Title: ___________________________


                                 Lending Office

                                                Address: 231 S. LaSalle Street
                                                        Chicago, IL  60697
                                                Attention: Debra Lacy
                                                Telephone: (312) 828-1784
                                                Facsimile: (312) 974-9626


                                                Notice Address:

                                                Address: 231 S. LaSalle Street
                                                         Chicago, IL  60697
                                                Attention: Ron Drobny
                                                Telephone: (312) 828-3014
                                                Facsimile: (312) 828-0889